UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 4, 2015

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The press release dated November 4, 2015 concerning financial results of Carrizo Oil & Gas, Inc. (the “Company”) for the quarter ended September 30, 2015, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.
The press release contains measures which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. We present Adjusted EBITDA, as defined in the press release, on a total and a per share basis for the quarters ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014. We believe Adjusted EBITDA, as defined, may provide investors and analysts useful information relative to the valuation, comparison, rating and investment recommendations of companies in the oil and gas industry. Adjusted EBITDA, as defined, is a financial measure commonly used in the oil and gas industry and should not be considered in isolation or as a substitute for income (loss) from continuing operations or any other measure of a company's financial performance or profitability presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Because Adjusted EBITDA, as defined, excludes some, but not all, items that affect income (loss) from continuing operations, the Adjusted EBITDA, as defined, presented in the press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, income (loss) from continuing operations, and information reconciling the GAAP and non-GAAP financial measures were included in the press release.
We present Adjusted Net Income, as defined in the press release, on a total and a per share basis for the quarters ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014. We believe that this information will assist investors and analysts to compare results between periods and identify operating trends that would otherwise be masked by the inclusion of certain items typically excluded from published estimates by the investment community. Adjusted Net Income should not be considered in isolation or as a substitute for income (loss) from continuing operations or any other measure of a company's financial performance or profitability presented in accordance with GAAP. Because Adjusted Net Income excludes some, but not all, items that affect income (loss) from continuing operations, the Adjusted Net Income presented in the press release may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, income (loss) from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We present adjusted total revenues, which includes the net cash from derivative settlements of our oil and gas derivatives for the quarters ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014. We believe that this information will assist investors and analysts to understand our actual results, which are impacted by the net cash from derivative settlements of our oil and gas derivatives. The most comparable GAAP financial measure, total revenues, and information reconciling the GAAP and non-GAAP measures were included in the press release.
We present discretionary cash flows from continuing operations for the quarters ended September 30, 2015 and 2014 and the nine months ended September 30, 2015 and 2014. We believe that this information may provide additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital. Discretionary cash flows from continuing operations should not be considered in isolation or as a substitute for net cash provided by operating activities from continuing operations or any other cash flow or liquidity measure under GAAP. Our computation of discretionary cash flows from continuing operations may differ significantly from the computation used by other companies to compute similar measures. As a result, our discretionary cash flows from continuing operations may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net cash provided by operating activities from continuing operations, and information reconciling the GAAP and non-GAAP measures were included in the press release.
None of the information furnished in this Item 2.02 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 2.02 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 4, 2015 announcing financial results for the third quarter 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer
Date: November 4, 2015

EXHIBIT INDEX
99.1 Press Release dated November 4, 2015 announcing financial results for the third quarter 2015.